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                                                                    EXHIBIT 24.1

                               CONSENT OF COUNSEL

         Thompson & Knight L.L.P., a limited liability partnership, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance IV, Inc. ("TAF IV") for the registration of $10,000,000 in aggregate principal amount of 9.0% Secured Promissory Notes to be issued by TAF IV.



Thompson & Knight L.L.P.

Dallas, Texas
September 26, 2001